UNITED STATES
                         SECURITIES EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                 August 12, 2004

                             AUTO DATA NETWORK INC.

             (Exact name of registrant as specified in its charter)


                 Delaware                              13-3944580
            ----------------------                 ------------------
            State of Incorporation                 IRS Employer ID No.

            5 Lamberts Road, Century Place
            Tunbridge Wells, Kent, UK
            --------------------------------------       --------
            Address of principal Executive Offices       Zip Code


                REGISTRANT'S TELEPHONE NUMBER 011 44 1892 511 566

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

ACQUISITION CARPARTS ,INC

      On August 3, 2004-- Auto Data Network Inc. announced the acquisition of California based CarParts Technologies, Inc., 17 months ahead of the timeline originally announced.

      CarParts Technologies, Inc. (CarParts) is a leading provider of eCommerce enabled software systems to the North American automotive aftermarket supply chain. Founded in 1997 and backed by four venture capital firms, CarParts provides software and eCommerce links to over 3,000 locations with 10,000 users, including leading automotive aftermarket chains such as Monro Muffler & Brake in the U.S. and Fountain Tire in Canada. In addition, CarParts has implemented eCommerce connections with four of the top aftermarket manufacturers that supply distributors represented by major buying groups such as Parts Plus, which has over 100 warehouse distributors and more than 50 discrete tire and service chains across all 50 U.S. states and Canada.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS

At this time, it is impractical to file the requisite financial statements and pro forma financial information required. The Company expects to file such statements and information within sixty (60) days of the date when this Form 8-K is due to be filed.

EXHIBITS

10.1 SHARE SALE AGREEMENT relating to CarParts Technologies Inc

10.2 Press release dated August 4, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 29, 2003

AUTO DATA NETWORK, INC.


                                           /s/ Christopher Glover
                                           -----------------------
                                           By: Christopher Glover
                                           President